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                                                                    EXHIBIT 10.9

                            AMENDMENT TO BANK NOTE A

         THIS AMENDMENT TO BANK NOTE A ("Amendment" or "Agreement") is made and entered into as of the 21st day of April, 2004, among METLIFE BANK, N.A., a national banking association ("Bank" or "Holder"); and KOGER ACP, LLC, a Delaware limited liability company (the "Borrower" or "Grantor")

                             PRELIMINARY STATEMENTS

         A. Reference is hereby made to the following documents:

                  (i) Promissory Note dated December 30, 2003, made by Atlantic Center Plaza, LLC to the order of MetLife Bank, N.A. in the principal face amount of $6,000,000.00, as assumed by Koger ACP, LLC pursuant to and amended by the Assumption Agreement (as assumed and amended, "Bank Note A" or "Note");

                  (ii) Assumption and Modification Agreement dated as of January 27, 2004 among Metropolitan Life Insurance Company, MetLife Bank, N.A., Koger ACP, LLC, Koger Equity, Inc., Atlantic Center Plaza, LLC, and Lawrence P. Kelly and A.J. Land, Jr. (the "Assumption Agreement") recorded in the Real Estate Records of Fulton County, Georgia in Book 36,957, Page 165.

         B. The Holder and the Borrower now desire to modify and amend the provisions of the Note in the manner hereinafter set forth, it being specifically understood that except as herein modified and amended, the terms and provisions of such Note shall remain unchanged and continue in full force and effect as therein written.

                                    AGREEMENT

         NOW, THEREFORE, the Holder and Borrower, in consideration of the Preliminary Statements and for the purposes stated therein, and for other valuable consideration, receipt of which is hereby acknowledged, do hereby agree as follows:

         1. RECITALS. The Recitals are incorporated herein by reference and shall be deemed a part of this Agreement.

         2. DEFINITIONS. All capitalized terms appearing herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Note.

         3. MODIFICATION OF LOAN DOCUMENTS AND INDEMNITY AGREEMENT. The parties acknowledge that the Loan Documents and Indemnity Agreement have been modified and amended pursuant to that certain Modification Agreement dated of even date herewith among the Borrower, Koger Equity, Inc., Metropolitan Life Insurance Company and MetLife Bank, N.A. (the "Modification Agreement"). In addition, Metropolitan Note A has also been modified pursuant to that certain Amendment to Metropolitan Note A dated of even date among Borrower and Metropolitan Life Insurance Company (the "Other Note Amendment").

         4. MODIFICATION OF NOTE. The Note is hereby amended as follows:

                  (a) FUTURE ADVANCES. The holders of Metropolitan Note A (face amount of $74,000,000.00) and Bank Note A (face amount $6,000,000.00) have agreed pursuant to this Amendment and the Other Note Amendment, as applicable, to make future advances of principal under Note A in an amount sufficient to cause the outstanding principal amount of Note A to be $80,000,000.00, subject to the following conditions:




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                           (i) No Event of Default nor an event or condition
         which, with the passage of time or notice or both, would constitute an Event of Default, shall exist at the time of the future advance;

                           (ii) The Borrower shall submit a written request to lender for such disbursement at least ten (10) days prior to the requested disbursement date;

                           (iii) The future disbursement will be made on or after May 1, 2004, but on or before December 31, 2004 (but if any of such dates are not a business day for Holder, such disbursement will be made on the preceding business day);

                           (iv) The total amount of the future disbursement under Note A will be up to, but not in excess of, $4,126,298.56. The outstanding principal balance of Metropolitan Note A is $70,183,173.83 as of the date hereof, and the future advance under Metropolitan Note A will be $3,816,826.17. The outstanding principal balance of Bank Note A is $5,690,527.61 as of the date hereof and the future advance under Bank Note A will be $309,472.39.

                           (v) The Borrower shall provide to Holder a title endorsement to the Holder's title insurance policy which updates the effective date of the title policy to the date of the disbursement, acknowledges the amount of the disbursement, acknowledges liability under the title policy for an aggregate amount of $80,000,000.00, and containing no additional exceptions to title unless such additional exceptions are first approved by Holder.

                  (b) MATURITY DATE. The Maturity Date of the Note is hereby extended from December 1, 2006, to January 1, 2015.

                  (c) INTEREST RATE. The Interest Rate set forth in Section 1(a) of the Note shall continue to apply until January 1, 2005. Effective January 1, 2005, the Interest Rate on the Note shall be a fixed rate as follows:

                           (i) Interest on the Note shall accrue from and after January 1, 2005 at a fixed rate of 5.49% per annum and the defined term "Interest Rate" appearing in the Note shall be deemed to mean the aforesaid rate of 5.49% per annum from and after January 1, 2005.

                           (ii) Prior to January 1, 2005, interest shall be calculated on the basis of the actual number of days elapsed over a three hundred sixty (360) day year. From and after January 1, 2005, interest shall be calculated on the basis of a thirty (30) day month and a three hundred sixty (360) day year, except that the interest portion of the payments for the first and last months of the term of the Loan, if such payments pertain to partial months, shall be calculated on the basis of the actual number of days that the Loan is outstanding in such partial months over a 365 day or 366 day year, as applicable.

                  (d) PAYMENT OF PRINCIPAL AND INTEREST. The parties acknowledge and agree that the existing payment requirements for the Note as set forth in
Section 1(b) thereof shall continue to apply through the payment due on January 1, 2005, subject, however, to the suspension of principal payments as set forth in Section 4(a) of the Assumption Agreement. In addition, any interest on the future advance of principal shall be added to and included in the monthly payments of interest required under the Note until and including January 1, 2005. From and after January 1, 2005, the following payments shall be made on this Note, in lieu of the payments set forth in Section 1(b) of the Note:

                           (i) Interest only in the amount of $27,450.00 per month shall be paid monthly in arrears on the first day of each month beginning February 1, 2005 and continuing on the first day of each month thereafter through and including January 1, 2010. Commencing


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         February 1, 2010, the Borrower shall pay monthly installments of principal and interest in the amount of $34,029.70 per month and continuing on the first day of each month thereafter until the Maturity Date.

                  (e) PREPAYMENT. Sections 8 and 9 of the Note are hereby amended and restated to read as follows:

                           "8. PREPAYMENT. Borrower shall not have the right to prepay all or any portion of the Loan amount at any time during the term of this Note except as expressly set forth below or in the Deed To Secure Debt. This Note shall be closed to prepayment until February 1, 2010. Commencing on February 1, 2010, the Loan may be prepaid in whole, but not in part, with the payment of a Prepayment Fee (as defined below). In addition, during the ninety (90) day period prior to the Maturity Date, Borrower may prepay the entire outstanding principal balance of the Loan, accrued interest and all other sums due and payable under the Loan Documents without Prepayment Fee. The Borrower must give at least thirty (30) days prior written notice of a prepayment. If Borrower provides notice of its intention to prepay, the Accelerated Loan Amount shall become due and payable on the date specified in the prepayment notice. In addition to the above limitations upon prepayment, this Note may not be prepaid without the simultaneous prepayment of the Other Notes in accordance with their terms.

                           9. DEFAULT; DEFAULT PREPAYMENT FEE; PREPAYMENT FEE.

                           (a) Any tender of payment by Borrower or any other person or entity of the Aggregate Indebtedness, other than as expressly provided in the Loan Documents, shall constitute a prohibited prepayment. If a prepayment of all or any part of the Aggregate Indebtedness is made (i) following an Event of Default and an acceleration of the Maturity Date, (ii) following the application of money to the principal of the Loan after a casualty or a condemnation, or (iii) in connection with a purchase of the Property at foreclosure or by deed in lieu of foreclosure or by power of sale or a repayment of the Aggregate Indebtedness at any time before, during or after, a judicial or non-judicial foreclosure or sale of the Property, then to compensate Holder for the loss of the investment, Borrower shall pay an amount equal to the Default Prepayment Fee (as hereinafter defined); provided however, in the event of a casualty or condemnation, so long as Borrower makes a good faith effort to obtain an amount equal to the Default Prepayment Fee due as a result of the casualty or condemnation as part of its damages from the insurer or condemning authority, the Default Prepayment Fee due as a result of the casualty or condemnation shall be waived in the event that such amount is not collected by Borrower.

                           (b) The "Prepayment Fee" shall be the greater of (A) the Prepayment Ratio (as hereinafter defined) multiplied by the difference between (x) and (y), where (x) is the present value of all remaining payments of principal and interest including the outstanding principal due on the Maturity Date, discounted at the rate which, when compounded monthly, is equivalent to the Treasury Rate plus twenty-five hundredths percent (0.25%) compounded semi-annually, and (y) is the amount of the principal then outstanding, or (B) one-half of one percent (0.50%) of the amount of the principal being prepaid.

                           (c) The "TREASURY RATE" shall be the annualized yield on securities issued by the United States Treasury having a maturity equal to the remaining stated term of this Note, as quoted in the FEDERAL RESERVE STATISTICAL RELEASE [H. 15 (519)] under the heading "U.S. Government Securities - Treasury Constant Maturities" for the date on which prepayment is being made. If this rate is not available as of the date of prepayment, the Treasury Rate shall be determined by interpolating between the yield on securities of the next longer and


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         next shorter maturity. If the Treasury Rate is no longer published,
         Holder shall select a comparable rate. Holder will, upon request, provide an estimate of the amount of the Prepayment Fee two weeks before the date of the scheduled prepayment.

                           (d) The "PREPAYMENT RATIO" shall be a fraction, the numerator of which shall be the amount of principal being prepaid, and the denominator of which shall be the principal then outstanding.

                           (e) Any reference to "Default Prepayment Fee" shall be deemed to mean the "Prepayment Fee".


                [End of Amended and Restated Paragraphs 8 and 9]

                  (f) INTEREST RATE PROTECTION. Effective January 1, 2005, the Interest Rate Protection provisions of Section 21 of the Note shall no longer be applicable to this Note, as a result of the change to a fixed rate of interest.

                  (g) REFERENCE TO LOAN DOCUMENTS. All references in the Note to the terms "Deed to Secure Debt", "Guaranty", "Other Notes", "Loan Documents", or "Indemnity Agreement" or to any individual document constituting a Loan Document, shall be deemed to include the modifications thereto effected by the Modification Agreement, together with any modifications, renewals or extensions hereafter made with respect thereto.

         5. LEASE ROLLOVER RESERVE. In the event Alston & Bird ("Alston & Bird") either (x) does not renew the Alston & Bird Lease (as defined below) or (y) reduces its then rentable square footage leased by Alston & Bird from that currently leased under the Alston & Bird Lease, then Borrower shall within 10 business days following the earlier of (i) Alston & Bird's notification date under the Alston & Bird Lease or (y) the date of such non-renewal or reduction, provide the holders of the Notes (collectively, "Lender") with a letter of credit, in form and substance acceptable to Lender, in an amount equal to the reduced rentable square footage multiplied by $30.00 per rentable square foot. To the extent Borrower subsequently re-leases a portion of the space which was previously rented under the Alston & Bird lease to a tenant approved by Lender (if such approval is required under the terms of the Loan Documents) under a Lease approved by Lender (if such approval is required under the terms of the Loan Documents), then the required Letter of Credit amount will be reduced by the lesser of (i) the actual leasing costs (tenant improvements and leasing commissions) for the re-leased space or (ii) $30.00 per rentable square foot of the re-leased space.

         6. NO IMPAIRMENT OF SECURITY, ETC. It is mutually agreed by and between the parties hereto that this Agreement shall become a part of the Note by reference and that nothing herein contained shall impair the security now held for the indebtedness, nor shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Note, except as herein amended, nor affect or impair any rights, powers or remedies under the Note, as hereby amended. Furthermore, the Holder does hereby reserve all rights and remedies it may have as against all parties who may hereafter become secondarily liable for the repayment of the indebtedness evidenced by the Note.

         7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of any assignee or the respective heirs, executors, administrators, successors and assigns of the parties hereto.

         8. COUNTERPARTS. This Agreement may be executed in multiple counterparts and/or by the use of multiple signature pages, each of which shall constitute an original but all of which, taken together, shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto under seal and delivered as of the day and year first above written.


                                   BORROWER:

                                   KOGER ACP, LLC,
                                   a Delaware limited liability company


                                   By:     /s/ Christopher L. Becker
                                       ------------------------------
                                   Name:    Christopher L. Becker
                                   Title:   Vice President

                                            [Seal]



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                                  HOLDER:

                                  METLIFE BANK, N.A.

                                  By: METROPOLITAN LIFE INSURANCE COMPANY, its Servicer


                                           By: /s/ Kenneth A. McIntyr Jr.
                                               --------------------------------
                                           Title: Commercial Loan Officer



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